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                                 EXHIBIT 23 (A)

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Howtek, Inc.
Hudson, New Hampshire


We hereby consent to the incorporation by reference in the respective Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-14634 and 33-72534) of our report dated February 16, 1996, relating to the consolidated financial statements and schedule of Howtek, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the references to us under the caption "Experts" in the Prospectuses.


/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP

New York, New York
February 22, 1996